FOR IMMEDIATE RELEASE

CONTACT:
Jon S. Bennett
Vice President & Chief Financial Officer
THE MAJESTIC STAR CASINO, LLC
(702) 388-2224

MAJESTIC STAR ANNOUNCES NEW AUDITORS

NOVEMBER 23, 2005, LAS VEGAS, NV. - The Majestic Star Casino, LLC (the “Company”) today announced the engagement of a new independent registered public accounting firm to serve as the Company’s auditors. Ernst & Young LLP will be engaged by the Company to perform the audit of the Company’s December 31, 2005 financial statements.

Don H. Barden, the Company’s Chairman and Chief Executive Officer stated, “I am pleased and appreciative of the number of accounting firms that were interested in serving as the Company’s auditors. All these firms are very capable. In the end, the decision was made to engage Ernst & Young as they best meet our needs.”

The Majestic Star Casino, LLC is a multi-jurisdictional gaming company that owns and operates a riverboat gaming facility at Buffington Harbor in Gary, Ind. (Majestic Star), a Fitzgeralds-brand casino and hotel in Tunica County, Mississippi (Fitzgeralds Tunica) and a Fitzgeralds-brand casino in Black Hawk, Colo. (Fitzgeralds Black Hawk). The Company also manages for Barden Development, Inc., the Company’s parent, a casino and hotel in downtown Las Vegas (“Fitzgeralds Las Vegas”). The casinos that the Company owns and manages collectively contain approximately 4,500 slot machines, 120 table games and 1,145 hotel rooms.

Inquiries for additional information should be directed to Jon S. Bennett, Vice President/Chief Financial Officer at 702-388-2224.

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